Exhibit 99.1

FOR IMMEDIATE RELEASE

Aspen Aerogels Announces $150 Million Investment from Koch Strategic Platforms

Koch Strategic Platforms to Invest $100 Million Convertible Notes

and $50 Million Common Stock Through Private Placement

NORTHBOROUGH, MA, February 17, 2022 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen”, the “Company”), a technology leader in aerogel-based sustainability and electrification solutions, today announced that Koch Strategic Platforms (“KSP”), a subsidiary of Koch Investments Group, has agreed to make a $150 million investment in Aspen through the purchase of convertible notes and common stock to support the Company’s aerogel thermal barrier growth opportunities.

As part of the investment made through its affiliate, Wood River Capital, LLC, KSP has agreed to purchase convertible notes in the aggregate principal amount of $100 million. The notes will have an initial conversion price of $34.936625 per share of Aspen common stock, subject to customary anti-dilution adjustments, which price is equal to 125% of the 10-day volume-weighted average price of Aspen common stock prior to the date of the note purchase agreement. Aspen has the right to settle its conversion obligations through the delivery of shares of common stock, cash, or a combination of cash and shares of common stock, at Aspen’s election. The notes have a maturity date of February 18, 2027 unless earlier repurchased, redeemed or converted. Interest on the notes will be payable semi-annually, and Aspen is permitted to pay interest on the notes in cash or payment in-kind (“PIK”), at its election. Interest payments made in cash will be based on an interest rate of Secured Overnight Financing Rate (“SOFR”) plus 5.5% per year, and PIK interest payments will be based on an interest rate of SOFR plus 6.5% per year. Under the terms of the investment, SOFR has a floor of 1.0% and a cap of 3.0%. In addition, KSP has committed to certain standstill restrictions and Aspen has granted certain registration rights to KSP.

In addition, KSP has agreed to purchase 1,791,986 shares of Aspen’s common stock at a price of $27.902 per share, resulting in proceeds to Aspen of $50 million. The private placement of shares is subject to the satisfaction of customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 review. The private placement of shares is expected to close late in the first quarter or early in the second quarter of 2022.

KSP seeks to be the preferred investment partner with growth-focused, strategic companies who are innovating in industries with disruptive potential. Leveraging the resources and capabilities of Koch Industries’ leading market positions, KSP has established itself as a partner that offers not only capital but capabilities. KSP’s primary focus areas include energy transformation, connectivity and computing, industrial automation, and healthcare. Within the energy transformation sector, KSP is targeting investments in fossil fuel value chain transformation, new sources of energy, energy infrastructure and the electrification of transportation.

“This marks our second investment in Aspen. We are pleased to provide additional support to the Company as they scale operations and promote increased opportunities in electrification. KSP is attracted to strong management teams, innovative technologies and significant growth opportunities. We proactively invest in growth companies where transformation is accelerating and bringing mutual benefit through Koch’s diverse knowledge and capabilities. Aspen’s Aerogel Technology Platform™ is rich with potential and provides an opportunity to positively impact the transformation of the energy value chain now and in the future,” said Jeremy Bezdek, managing director of KSP.

Donald R. Young, Aspen’s President and CEO, noted, “KSP has been a highly valued partner over the past year, providing not only financial support but broader corporate resources. They have been invaluable to Aspen as we scale our operations and organization to keep pace with the rapidly growing demand for our aerogel products.” Mr. Young continued, “Aspen’s strategy is to leverage our aerogel technology platform into high-value, high-growth markets, driven by our PyroThin® thermal barriers which address thermal runaway in electric vehicles and by our energy infrastructure products which promote resource efficiency, asset resiliency and safety in traditional and emerging energy settings. KSP’s additional investment will support our growth and allow us to address additional high-value applications in ESG driven markets, including battery materials, hydrogen energy, carbon capture, and filtration, among others, further solidifying our position as a technology leader in sustainability.”

The notes, shares of common stock issuable upon conversion of the notes, and the shares of common to be sold in the private placement are not registered under the Securities Act of 1933 (“Securities Act”) or the securities laws of any state, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. The notes, shares of common stock issuable upon conversion of the notes, and the shares of common stock to be sold in the private placement were offered only to an accredited investor. Aspen has agreed to file a registration statement with the SEC registering the resale of the shares of common stock being sold in the private placement within 75 days of its closing and a registration statement with the SEC registering the resale of the shares of common stock issuable upon the conversion of notes being sold in the private placement within 75 days of its closing.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering of these securities under the resale registration statement will only be by means of a prospectus. Additional information regarding this announcement may be found in a Form 8-K that will be filed with the SEC.

About Aspen Aerogels

Aspen is a technology leader in sustainability. The Company’s aerogel technology enables its customers and partners to achieve their own objectives around the global megatrends of resource efficiency, electrification and sustainability. Aspen’s PyroThin® thermal barrier products enable solutions to thermal runaway challenges within the electric vehicle and energy storage markets. The Company’s carbon aerogel program seeks to increase the performance of lithium-ion battery cells to enable EV manufacturers to extend the driving range and reduce the cost of electric vehicles. Aspen’s Spaceloft® sustainable building materials provide industry-leading energy efficiency and fire safety to building owners. The Company’s Cryogel® and Pyrogel® products are valued by the world’s largest energy infrastructure companies. Aspen’s strategy is to partner with world-class industry leaders to leverage its Aerogel Technology Platform™ into additional high-value markets. Headquartered in Northborough, MA, Aspen manufactures its products at its East Providence, R.I. facilities. For more information, please visit www.aerogel.com.

Special Note Regarding Forward-Looking and Cautionary Statements

This press release and any related discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. These statements are not historical facts but rather are based on Aspen’s current expectations, estimates and projections regarding Aspen’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” “assumes,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, the investment by KSP and benefits thereof; the anticipated consummation of the transactions contemplated hereby and the timing and benefits to Aspen thereof; Aspen’s expectations about the general strength, weakness or health of Aspen’s business; beliefs about current or future demand, revenue or trends in the sustainable building materials, EV thermal barrier, or energy infrastructure markets; and beliefs about Aspen’s Aerogel Technology Platform™ including investments in thermal management and fire safety technologies. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: risks related to the Company’s ability to complete the transactions on the proposed terms and schedule, or at all, including as a result of a failure to satisfy the conditions to closing on the sale of common stock, including the expiration or termination of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976; an inability to create new product, partnership and market opportunities; any sustained downturn in the energy, automotive or building industries; any sustained downturn in these markets due to the coronavirus pandemic, COVID-19 or any other factor; any failure of Aspen’s products to meet applicable specifications and other performance, safety, technical and delivery requirements; the general economic conditions and cyclical demands in the markets that Aspen serves; and the other risk factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and filed with the SEC on March 12, 2021, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release. Aspen does not intend to update this information unless required by law.

Aspen Investor Relations Contact	Aspen Media Contact
Laura J. Guerrant-Oiye	Amy Damiano
VP, IR & Corporate Communications	VP, Marketing
Phone: (508) 691-1111 x 8	Phone: (508) 691-1111 x 5
loiye@aerogel.com	adamiano@aerogel.com

Koch Industries Contact

Christin Fernandez

Director of Communications

Phone: (202) 879-8546

Christin.Fernandez@kochps.com